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                                                                    EXHIBIT 99.3

                       CONSENT OF BROADVIEW INTERNATIONAL

September 7, 2004

Board of Directors
Primus Knowledge Solutions, Inc.
1601 Fifth Avenue, Suite 1900
Seattle, Washington 98101

We hereby consent to the inclusion of our opinion, dated August 10, 2004 to the Board of Directors of Primus Knowledge Solutions, Inc. ("Primus"), in the joint proxy statement/prospectus of Primus and Art Technology Group, Inc. which is included in this Registration Statement on Form S-4 of Art Technology Group, Inc., dated September 7, 2004. In executing this consent, we do not admit or acknowledge that Broadview International LLC is within the class of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Very truly yours,

BROADVIEW INTERNATIONAL